UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. )

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 17, 2023

OHIO VALLEY BANC CORP.
(Exact Name of Registrant as Specified in Its Charter)

000-20914
(Commission File Number)

Ohio	31-1359191
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

420 THIRD AVENUE, PO BOX 240
GALLIPOLIS, Ohio 45631
(Address of principal executive offices, including zip code)

(740) 446-2631
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	OVBC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This current report on Form 8-K/A (the “Amendment”) amends the current report on Form 8-K dated May 17, 2023, filed by Ohio Valley Banc Corp. (the “Company”) with the U.S. Securities and Exchange Commission on May 19, 2023 (the “Original Form 8-K”). The Original Form 8-K reported the final voting results of the Company’s 2023 Annual Meeting of Shareholders held on May 17, 2023 (the “Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision regarding how frequently it will conduct future shareholder advisory votes to approve the compensation of the Company’s named executive officers.  No other changes have been made to the Original Form 8-K.

Item 5.07  Submission of Matters to a Vote of Security Holders.

As reported in the Original Form 8-K, the following were the results of the vote at the Annual Meeting on the frequency of advisory votes on executive compensation:

One Year	2,562,687
Two Years	27,759
Three Years	171,306
Abstain	36,312
Broker Non-votes	648,297

In light of these voting results and the other factors considered by the directors in recommending to the shareholders a frequency of once every year, the Board of Directors determined at a meeting held on July 18, 2023, that the Company will hold an advisory vote on the compensation of the named executive officers every year until the next required advisory vote on the frequency of future non-binding advisory votes on executive compensation.  Thus, the next advisory vote on executive compensation will occur at the annual meeting of the shareholders of the Company in 2029.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OHIO VALLEY BANC CORP.
Date:	July 20, 2023	By:	/s/Larry E. Miller
Larry E. Miller President and Chief Executive Officer